Exhibit 10.1

FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT BETWEEN JOHN SHANNON (“EXECUTIVE”) AND XERIS PHARMACEUTICALS, INC. (“COMPANY”)

THIS FIRST AMENDMENT (this “Amendment”) to the Employment Agreement dated June 6, 2018 between Executive and the Company (the “Employment Agreement”) is made effective as of August 18, 2020. Capitalized terms used herein, and not otherwise defined shall have the meanings ascribed thereto in the Employment Agreement.

RECITALS

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended and modified as follows:

1.Amendments.
a.Section 1(b) is deleted in its entirety and replaced with the following:

“(b) Position and Duties. During the Term, the Executive shall serve as the President and Chief Operating Officer of the Company, and shall have supervision and control over and responsibility for the day-to-day business and affairs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the “Board”), the Chief Executive Officer of the Company (the “CEO”) or other authorized executive. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive’s performance of his duties to the Company as provided in this Agreement.”

b.The first sentence in Section 2(a) is hereby deleted in its entirety and replaced with the following: “During the Term, the Executive’s annual base salary shall be $500,000.” The remainder of Section 2(a) shall remain unchanged.

c.The second sentence in Section 2(b) is hereby deleted in its entirety and replaced with the following: “The Executive’s initial target annual incentive compensation shall be 50% of his Base Salary (the “Target Annual Incentive Compensation”).” The remainder of Section 2(b) shall remain unchanged.

2. Miscellaneous.

a.Except for the specific amendments set forth in Section 1 above, the other terms of the Employment Agreement remain unchanged and in full force and effect.

b.This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

XERIS PHARMACEUTICALS, INC.

By: /s/ Paul R. Edick
Paul R. Edick, Chairman and Chief Executive Officer

EXECUTIVE

By: /s/ John Shannon
John Shannon